SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 13, 2014

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720
(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 13, 2014, The Timken Company announced the commencement and subsequent pricing of a private offering of $350.0 million aggregate principal amount of 3.875% senior notes due 2024 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 135c of the Securities Act, The Timken Company is filing the press releases issued August 13, 2014 as Exhibits 99.1 and 99.2 hereto and each are incorporated herein by this reference.

The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release of The Timken Company announcing commencement of private offering dated August 13, 2014

99.2	Press Release of The Timken Company announcing pricing of private offering dated August 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Executive Vice President, General Counsel and Secretary

Date: August 14, 2014

EXHIBIT INDEX

Ex. No.	Description

99.1	Press Release of The Timken Company announcing commencement of private offering dated August 13, 2014
99.2	Press Release of The Timken Company announcing pricing of private offering dated August 13, 2014